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                                                                   EXHIBIT 10.19

[CONGRESS FINANCIAL CORPORATION LETTERHEAD]


December 22, 1999

Robert Burton
Executive Vice President and CFO
Krause's Custom Crafted Furniture, Corp.
200 N. Berry Street
Brea, CA 92821-3903

Re: Amendment to Eighth Amendment to Loan and Security Agreement dated 12/15/99

Dear Mr. Burton:

This letter serves as an amendment to the Eighth Amendment to the Loan and Security Agreement dated 12/15/99, and provides that Krause's Custom Crafted Furniture, Corp. and Congress Financial Corporation (Western) have agreed to such amendment as follows:

1) Section 1(a) of the Eighth Amendment to Loan and Security Agreement dated 12/15/99 should read "the temporary amendment to Section 2.1(a) of the Loan Agreement as provided in such Seventh Amendment (whereby the advance rates set forth in Section 2.1(a) of the Loan Agreement were temporarily increased) shall be of no further force and effect as of January 11, 2000 [replacing January 1, 2000]."

2) Section 1(b) of Eighth Amendment to Loan and Security Agreement dated 12/15/99 should read "on January 11, 2000 [replacing January 1, 2000], Borrower shall immediately repay any outstanding amount of the Revolving Loans in excess of the amount available under the lending formula provided in Section 2.1(a) of the Loan Agreement in effect prior to such Seventh Amendment."


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
     By: /s/ JEFFREY K. SCOTT            By: /s/ ROBERT A. BURTON
        ----------------------------        ------------------------------
        Jeffrey K. Scott                    Robert A. Burton
        Vice President                      Executive Vice President/CFO
        Congress Financial Corporation      Krause's Custom Crafted Furniture Corp.
        (Western)
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                             A First Union Company